Exhibit 99.3

BAD DADDY’S INTERNATIONAL, LLC

Consolidated Financial Statements
For the Fifty-Two Weeks Ended
December 28, 2014
and December 29, 2013

BAD DADDY’S INTERNATIONAL, LLC

CONTENTS

Page

Independent Auditors’ Report	1-2

Consolidated Balance Sheets	3

Consolidated Statements of Operations	4

Consolidated Statements of Changes in Members’ Equity	5

Consolidated Statements of Cash Flows	6

Notes to Consolidated Financial Statements	7-16

INDEPENDENT AUDITORS' REPORT

To the Members of
Bad Daddy’s International, LLC

We have audited the accompanying consolidated financial statements of Bad Daddy’s International, LLC (a North Carolina limited liability company), which comprise of the consolidated balance sheets as of December 28, 2014 and December 29, 2013, and the related consolidated statements of operations, changes in members’ equity, and cash flows for the fifty-two weeks then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements.  The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.  Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Bad Daddy’s International, LLC as of December 28, 2014 and December 29, 2013, and the results of its consolidated operations and its consolidated cash flows for the fifty-two weeks then ended in accordance with accounting principles generally accepted in the United States of America.

Charlotte, North Carolina
April 22, 2015

BAD DADDY’S INTERNATIONAL, LLC

CONSOLIDATED BALANCE SHEETS
DECEMBER 28, 2014 AND DECEMBER 29, 2013

	2014	2013
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,178,075	$1,125,824
Receivables, no allowance for doubtful accounts	36,582	185,523
Prepaid expenses and other	17,243	15,366
Inventories	90,359	62,253
TOTAL CURRENT ASSETS	1,322,259	1,388,966

PROPERTY AND EQUIPMENT:
Leasehold improvements	2,056,826	1,837,182
Fixtures and equipment	2,010,463	1,688,894
TOTAL	4,067,289	3,526,076
Less: accumulated depreciation and amortization	(1,176,622)	(809,161)
TOTAL PROPERTY AND EQUIPMENT	2,890,667	2,716,915

OTHER ASSETS:
Goodwill	222,321	222,321
Investment in affiliate	234,175	210,667
Deposits and other assets	108,009	79,373
TOTAL OTHER ASSETS	564,505	512,361

TOTAL ASSETS	$4,777,431	$4,618,242

LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES:
Line of credit	$200,000	$505,000
Accounts payable	465,020	397,589
Deferred income	35,000	-
Deferred and other liabilities	68,223	59,536
Accrued expenses and taxes	238,046	229,339
TOTAL CURRENT LIABILITIES	1,006,289	1,191,464

LONG-TERM LIABILITIES:
Deferred and other liabilities	431,799	483,454
TOTAL LONG-TERM LIABILITIES	431,799	483,454

TOTAL LIABILITIES	1,438,088	1,674,918

COMMITMENTS AND CONTINGENCIES

MEMBERS' EQUITY:
Bad Daddy's International, LLC members' equity	2,188,592	1,657,018
Non-controlling interests in limited liability companies	1,150,751	1,286,306
TOTAL MEMBERS' EQUITY	3,339,343	2,943,324

TOTAL LIABILITIES AND MEMBERS' EQUITY	$4,777,431	$4,618,242

The accompanying notes are an integral part of these statements.

BAD DADDY’S INTERNATIONAL, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE FIFTY-TWO WEEKS ENDED DECEMBER 28, 2014
AND DECEMBER 29, 2013

	2014	2013
NET REVENUES:
Restaurant sales	$12,712,306	$9,875,689
Franchise royalties	437,694	244,391
TOTAL NET REVENUES	13,150,000	10,120,080

RESTAURANT OPERATING COSTS:
Food and packaging costs	4,239,483	3,190,664
Payroll and other employee benefit costs	4,238,730	3,535,442
Restaurant occupancy costs	1,036,685	879,491
Other restaurant operating costs	837,035	715,425
Pre-opening costs	206,013	-
Depreciation and amortization	408,635	317,621
TOTAL RESTAURANT OPERATING COSTS	10,966,581	8,638,643

GENERAL AND ADMINISTRATIVE COSTS	911,930	979,607
ADVERTISING COSTS	74,768	59,209
FRANCHISE COSTS	328,159	267,510

TOTAL OPERATING COSTS	12,281,438	9,944,969

INCOME FROM OPERATIONS:	868,562	175,111

OTHER INCOME (EXPENSES):
Interest expense	(12,824)	(6,056)
Gain (Loss) on disposal of fixed assets	(11,629)	21,362
Other income (expense)	18,914	9,779
Affiliate investment income (loss)	10,617	(98,693)
TOTAL OTHER INCOME (EXPENSES), NET	5,078	(73,608)

NET INCOME	873,640	101,503

(INCOME) LOSS ATTRIBUTABLE TO NON- CONTROLLING INTERESTS	(22,066)	289,735

NET INCOME ATTRIBUTABLE TO BAD DADDY'S INTERNATIONAL, LLC	$851,574	$391,238

The accompanying notes are an integral part of these statements.

BAD DADDY’S INTERNATIONAL, LLC

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY
FOR THE FIFTY-TWO WEEKS ENDED DECEMBER 28, 2014
AND DECEMBER 29, 2013

	Bad Daddy's International, LLC Members Equity	Non-Controlling Interests in Limited Liability Companies	Total Members' Equity

Members' equity - December 30, 2012	$1,515,780	$156,166	$1,671,946

Net income	391,238		391,238

Income (loss) atributable to non-controlling interest		(289,735)	(289,735)

Investment by non-controlling interest members		1,462,625	1,462,625

Distributions to members	(250,000)	(42,750)	(292,750)

Members' equity - December 29, 2013	1,657,018	1,286,306	2,943,324

Net income	851,574		851,574

Income (loss) atributable to non-controlling interest		22,066	22,066

Distributions to members	(320,000)	(157,621)	(477,621)

Members' equity - December 28, 2014	$2,188,592	$1,150,751	$3,339,343

The accompanying notes are an integral part of these statements.

BAD DADDY’S INTERNATIONAL, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE FIFTY-TWO WEEKS ENDED DECEMBER 28, 2014
AND DECEMBER 29, 2013

	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$873,640	$101,503
Adjustments to reconcile net income to net cash
provided by (used in) operating activities
Depreciation and amortization	408,635	317,621
Affiliate investment (income) loss	(10,617)	98,693
(Gain) Loss on disposal of property and equipment	11,629	(21,362)
(Increase) decrease in:
Receivables	148,941	(28,976)
Inventories	(28,106)	(22,692)
Prepaid expenses and other	(1,877)	(7,398)
Deposits and other assets	(28,636)	(10)
Increase (Decrease) in:
Accounts payable	67,431	(150,957)
Deferred income	35,000	-
Accrued expenses and taxes	8,707	1,548
Deferred and other liabilities	(42,968)	130,760
NET CASH FLOWS FROM OPERATING ACTIVITIES:	1,441,779	418,730

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for purchase of property and equipment	(594,017)	(1,198,815)
Proceeds from sale of property and equipment	-	49,635
Investment in affiliates (minority interest)	(12,890)	(309,360)
CASH FLOWS FROM INVESTING ACTIVITIES:	(606,907)	(1,458,540)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from (repayments of) line of credit	(305,000)	505,000
Distributions to members	(320,000)	(250,000)
Distributions to non-controlling interest members	(157,621)	(42,750)
Proceeds from investments by non-controlling interest members	-	1,462,625
CASH FLOWS FROM FINANCING ACTIVITIES:	(782,621)	1,674,875

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	52,251	635,065

CASH AND CASH EQUIVALENTS, BEGINNING	1,125,824	490,759
CASH AND CASH EQUIVALENTS, ENDING	$1,178,075	$1,125,824

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$12,824	$6,056

The accompanying notes are an integral part of these statements.

BAD DADDY’S INTERNATIONAL, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 28, 2014 AND DECEMBER 29, 2013

A.           SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Bad Daddy’s International LLC, together with its subsidiaries (“Bad Daddy’s” or the “Company”), a North Carolina Limited Liability Company, develops and operates full service upscale casual dining restaurants.  The Company owned and operated six stores at December 28, 2014, and five stores at December 29, 2013.  The Company also sells franchises, of which there was one franchised store as of December 28, 2014 and December 29, 2013.  The company owned stores are all located in North Carolina, while the franchised store is in South Carolina. The Company’s fiscal year ends on the last Sunday in December.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Bad Daddy’s, its wholly owned subsidiaries and three majority owned subsidiaries in which the Company exercises management control. The Company owns a 52.5% membership interest in Bad Daddy’s Burger Bar of Cary, LLC and Bad Daddy’s Burger Bar of Seaboard, LLC.  In addition, the Company owns 52% of the voting interest, and 48.6% of the ownership interest of Bad Daddy’s Franchise Development, LLC (“BDFD”). Because the Company owns a majority interest or maintains majority voting interest, and exercises management control of the three subsidiaries, the financial statements of the subsidiaries are consolidated into the Company’s financial statements.  The equity interests of the non-controlling members are shown on the accompanying consolidated balance sheets in the members’ equity section as a non-controlling interest and is adjusted each period to reflect the non-controlling members’ share of the net income or loss as well as any cash distributions to the these members for the period. The non-controlling members’ share of the net income or loss in the Company is shown as non-controlling interest income or loss in the accompanying consolidated statements of operations. All intercompany accounts and transactions are eliminated.

ACCOUNTING ESTIMATES

The preparation of consolidated financial statements in conformity with U.S. Generally Accepted Accounting Principles requires management to make estimates and assumptions that affect the amounts reported in these consolidated financial statements and the accompanying notes.  Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid instruments purchased with an initial maturity of three months or less to be cash equivalents. The Company maintains cash and cash equivalents at multiple financial institutions with balances that at times may be in excess of the Federal Deposit Insurance Corporation (“FDIC”) insured limits of up to $250,000.

The Company has not experienced any losses related to such accounts and management believes that the Company is not exposed to any significant risks on these accounts.  Certain of the Company’s accounts exceeded the FDIC insured limits as of December 28, 2014.

For purposes of the statement of cash flows, the Company considers credit card receivables to be cash equivalents.

ACCOUNTS RECEIVABLE

Accounts receivable include uncollateralized receivables from Company franchisees as well as other related parties, due in the normal course of business.

INVENTORIES

Inventories are stated at the lower of cost or market, determined by the first-in first-out method, and consist of restaurant food items and related packaging supplies.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost.  Depreciation is computed on the straight-line method, based on the estimated useful lives of the related assets. Property and equipment are depreciated over three to eight years.  Leasehold improvements are amortized using the straight-line method over the shorter of the term of the lease or the estimated useful life of the asset, not to exceed twenty years.

Maintenance and repairs are charged to expense as incurred, and expenditures for major improvements are capitalized.  When assets are retired, or otherwise disposed of, the property accounts are relieved of costs and accumulated depreciation with any resulting gain or loss credited or charged to income.  Costs incurred for the potential development of restaurants that are subsequently terminated are expensed.  No material expense has been incurred in any of the fiscal years presented.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company reviews its long-lived assets, including property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future undiscounted net cash flows expected to be generated by the assets. Identifiable cash flows are measured at the lowest level for which they are largely independent of the cash flows of other groups of assets and liabilities, generally at the restaurant level.  If the assets are determined to be impaired, the amount of impairment recognized is the amount by which the carrying amount of the assets exceeds their fair value. Fair value is generally determined using forecasted cash flows discounted using an estimated weighted average cost of capital. Restaurant sites and other assets to be disposed of are reported at the lower of their carrying amount or fair value, less estimated costs to sell.  The Company has performed an analysis for impairment, and given the results of the analysis there were no impairments to be recorded for fiscal years 2014 and 2013.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

An allowance for uncollectible accounts receivable is estimated and recorded based on the Company’s historical bad debt experience, and based on management’s judgment, no allowance for doubtful accounts is deemed necessary at December 28, 2014 or December 29, 2013.

DEFERRED LIABILITIES

The Company’s leases generally contain escalating rent payments over the lease term, as well as optional renewal periods.  The Company accounts for its leases by recognizing rent expense on a straight-line basis over the lease term, which includes reasonably assured renewal periods.  The lease term begins when the Company has the right to control the use of the property, which is typically before rent payments are due under the lease agreement.  The difference between the rent expense and rent paid is recorded as a deferred rent in the consolidated balance sheet.  An obligation representing future payments (which totaled $87,072 and $77,240, at December 28, 2014 and December 29, 2013) is reflected in the accompanying consolidated balance sheet as a deferred liability.

Tenant lease incentives used to fund leasehold improvements are recorded as a deferred liability when received and subsequently credited to rent expense on a straight line basis over the life of the lease. The balance of the lease incentive obligation was $412,950 and $465,750 at December 28, 2014 and December 29, 2013, respectively, and is reflected in the accompanying consolidated balance sheets as a deferred liability.

REVENUE RECOGNITION

Revenues consist of sales from restaurant operations, gift card breakage, franchise royalties and fees, and other miscellaneous revenue.  Revenues from restaurant sales are recognized when payment is tendered at the point of sale.

PRE-OPENING COSTS

Pre-opening costs are expensed as incurred.  Pre-opening costs include rental expenses through the date of opening for each restaurant, travel expenses, wages and benefits for the training and opening teams, and food, beverage and other restaurant opening costs incurred prior to a restaurant opening for business.

The Company incurred $206,013 in pre-opening costs in the fiscal year ending December 28, 2014. No pre-opening costs were incurred in the fiscal year ended December 29, 2013.

ADVERTISING

The Company incurs advertising expenses in connection with the marketing of its restaurant operations.  Advertising and marketing costs are expensed when the related advertising begins.  Advertising and marketing costs were $74,768 and $59,209 for fiscal years ended December 28, 2014 and December 29, 2013, respectively.

SALES TAX

The Company collects sales tax from nonexempt customers and remits the entire amount to the applicable states.  The Company’s accounting policy is to exclude the tax collected and remitted to the states from revenues and cost of sales.

FRANCHISE AND AREA DEVELOPMENT FEES

Individual franchise fee revenue is deferred when received and is recognized as income when the Company has substantially performed all of its obligations under the franchise agreement and the franchisee has commenced operations.

The Company’s commitments and obligations pursuant to the franchise agreements consist of a) development assistance; including site selection, building specifications and equipment purchasing and b) operating assistance; including training of personnel and preparation and distribution of manuals and operating materials.  All of these obligations are effectively complete upon the opening of the restaurant at which time the franchise fee and the portion of any development fee allocable to that restaurant is recognized.  There are no additional material commitments or obligations.

The Company has not recognized any franchise fees that have not been collected.  The Company segregates initial franchise fees from other franchise revenue in the statement of operations.  Revenues and costs related to company-owned restaurants are segregated from revenues and costs related to franchised restaurants in the statement of operations. Continuing royalties from franchisees, which are a percentage of the gross sales of franchised operations, are recognized as income when earned.  Franchise development expenses, which consist primarily of legal costs and restaurant opening expenses associated with developing and opening franchise restaurants, are expensed against the related franchise fee income.

The Company incurred franchise costs of $328,159 and $267,510 for the fiscal years ending December 28, 2014 and December 29, 2013, respectively.

COMPENSATED ABSENCES

The employees of the Company are entitled to paid vacation and personal days off depending on length of service and other factors.  No liability has been recorded due to immateriality.  The Company’s policy is to recognize the cost of compensated absences when paid.

INCOME TAXES

The Company has elected to be treated as a partnership for Federal income tax purposes.  The taxable income or losses and net realized gains or losses, if any, are allocated to its members.  Therefore, no provision for federal income tax is required.

UNCERTAIN TAX POSITIONS

The Company has adopted FASB ASC 740-10-25, Accounting for Uncertainty in Income Taxes.  The Company will record a liability for uncertain tax positions when it is more likely than not that a tax position would not be sustained if examined by a taxing authority.  The Company continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax laws and new authoritative rulings.

The Company’s evaluation on December 28, 2014, revealed no uncertain tax positions that would have a material impact on the financial statements. While the 2011 through 2013 tax years remain subject to review by the Internal Revenue Service it is not felt any reasonably possible changes will occur within the next twelve months that will have a material impact on the financial statements.

FINANCIAL INSTRUMENTS AND CONCENTRATIONS OF CREDIT RISK

Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted.  Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions.  Financial instruments with off-balance-sheet risk to the Company include lease liabilities whereby the Company is contingently liable as a guarantor of certain leases for its minority owned affiliate (see Note G).
Financial instruments potentially subjecting the Company to concentrations of credit risk consist principally of receivables.  The Company has current receivables totaling $36,582 at December 28, 2014, which are all due in the normal course of business.  The Company believes it will collect fully on all receivables.

The Company operates in one industry segment, restaurants.  A geographic concentration exists because the Company’s customers are generally located in the State of North Carolina, with one franchisee in South Carolina.

NON-CONTROLLING INTERESTS

Non-controlling interests are presented as a separate item in the equity section of the consolidated balance sheets. The amount of consolidated net income or loss attributable to non-controlling interests is clearly presented on the face of the consolidated statements of operations.

FAIR VALUE MEASUREMENTS

Accounting Standards Codification (“ASC”) 820-10, Fair Value Measurements and Disclosures, establishes a framework for measuring fair value. This framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value.

In accordance with U.S. GAAP regarding fair value measurements, fair value is defined as the price that the Company would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a framework for measuring fair value, and a three-level hierarchy for fair value measurements based upon the transparency of inputs to the valuation of an asset, (including those valued based on their market values as described in Note G) or liability.  Inputs may be observable or unobservable and refer broadly to the assumptions that market participants would use in pricing the asset or liability. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company.  Unobservable inputs reflect the Company’s own assumptions about the assumptions that market participants would use in pricing the asset or liability based on the best information available in the circumstances.  Each investment is assigned a level based upon the observability of the inputs which are significant to the overall valuation.

The three-tier hierarchy of inputs is summarized below.

•Level 1—quoted prices in active markets for identical investments
•Level 2—other significant observable inputs (including quoted prices for similar investments, interest rates, prepayment speeds, credit risk, etc.)
•Level 3—significant unobservable inputs (including the Company’s own assumptions in determining the fair value of investments)

Where readily available market prices or relevant bid prices are not available for certain equity investments, such investments may be valued based on similar publicly traded investments, movements in relevant indices since last available prices or based upon underlying company fundamentals and comparable company data (such as multiples to earnings or other multiples to equity).  If management determines that an adjustment is appropriate based on restrictions on resale, illiquidity or uncertainty, and is a significant component of the valuation, the investment will be classified as Level 3.  An investment will also be classified as Level 3 where management uses company fundamentals and other significant inputs to determine the valuation. The fair value of debt instruments, such as bonds, and over-the-counter derivatives is generally based on market price quotations, recently executed market transactions (where observable), or industry recognized modeling techniques, and are generally classified as Level 2.

As of December 28, 2014 and December 29, 2013, the Company had one financial asset measured using Level 3 inputs.  The Investment in Affiliate reflects the Company’s non-controlling interest in Bad Daddy’s Burger Bar of Winston Salem, LLC.  The Company owns a 25.78% membership interest, and accounts for the investment using the equity method of accounting.  Since the investment is a privately held company, and Bad Daddy’s interest is non-controlling, there is no readily available estimate of market value, resulting in inputs that are generally unobservable.  Therefore, the input used for fair value purposes is the carrying value of the investment under the equity method.

		December 28, 2014
	Total	Level 1	Level 2	Level 3

Investment - Affiliate	$234,175	$-	$-	$234,175

Total Investments	$234,175	$-	$-	$234,175

		December 29, 2013
	Total	Level 1	Level 2	Level 3

Investment - Affiliate	$210,667	$-	$-	$210,667

Total Investments	$210,667	$-	$-	$210,667

B.            GOODWILL

As of December 28, 2014 and December 28, 2013, the Company had $222,321 of goodwill related to the acquisition of store assets in August 2007.  According to Financial Accounting Standards Board ASC 350, goodwill is not amortized. Generally accepted accounting principles require that the unamortized value of purchased goodwill be evaluated annually to determine whether the amount reflected on the balance sheet as an asset has been impaired.  In management’s opinion, no goodwill has been impaired as of December 28, 2014.  The amount of goodwill amortizable for income tax purposes is $222,321.

C.                ACCRUED EXPENSES AND TAXES

Accrued expenses and taxes consist of the following at December 28, 2014 and December 29, 2013:

	2014	2013
Wages and other employee benefits	$90,822	$89,255
Taxes (other than income)	75,890	82,082
Gift card liabilities	51,286	23,410
Other	20,048	34,592
	$238,046	$229,339

D.           COMMITMENTS AND CONTINGENCIES

The Company leases land, buildings and equipment used in its operations under operating leases. The Company’s operating leases have remaining non-cancelable terms ranging from three to ten years.  Most leases contain escalation clauses over the lives of the leases.  Most of the leases contain one to three five-year renewal options at the end of the initial term. Certain leases include provisions for additional contingent rent payments if sales volumes exceed specified levels. The Company paid no material contingent rentals during fiscal 2014 and 2013.

Following is a summary of operating lease activity for the fiscal years ended December 28, 2014 and December 29, 2013, respectively:

	2014	2013
Minimum rent	$485,893	$403,820
Contingent rent	11,615	12,660
	$497,508	$416,480

As of December 28, 2014, future minimum lease commitments required under the Company’s operating leases that have initial or remaining non-cancellable lease terms in excess of one year are as follows:

2015	$554,791
2016	548,323
2017	531,634
2018	487,529
2019	456,711
Thereafter	936,451

Total	$3,515,439

The Company is contingently liable on a land and building lease for its minority-owned affiliate, Bad Daddy’s Burger Bar of Winston Salem, LLC.   In the past the Company has never been required to pay any amount in connection with its guarantee and currently has not been notified nor is aware of any default on the lease. However there can be no assurance that there will not be such defaults in the future which could have a material effect on the Company’s future operating results.

The Company has a contingency agreement requiring that it sell a membership interest to a store manager upon meeting certain financial benchmarks. The option is for the right to purchase a 5% membership interest in Bad Daddy’s Burger Bar of Cary, LLC (“Cary”) and Bad Daddy’s Burger Bar of Seaboard, LLC (“Seaboard”), at the end of each store’s first profitable year.  The rights vest at a rate of one-third per year based upon profitability.  The store manager had vested in the right to purchase a 3.34% membership interest in Seaboard as of December 28, 2014.  No rights were vested in Cary at December 28, 2014.

The Company has a revolving line of credit with a bank in the amount of $800,000. The line of credit bears interest at the Wall Street Journal’s Prime Rate plus .25% (3.50% at December 28, 2014), subject to an interest rate floor of 4.25% and is payable on or before June 9, 2015. The line of credit is secured by accounts receivable, inventory, furniture and equipment, and intangible assets. In addition, the line of credit is guaranteed by certain members. The outstanding balance owed on the line of credit as of December 28, 2014 and December 29, 2013 is $200,000 and $505,000, respectively.

E.            RELATED PARTIES

In April 2013 the Company entered into a management services agreement with Good Times Restaurants, Inc. (“Good Times”), pursuant to which Good Times will provide general management services as well as accounting and administrative services for Bad Daddy’s Franchise Development, LLC (“BDFD”), which has been consolidated in the Company’s financial statements.  Good Times is the owner of a 48% non-controlling interest in BDFD (see Note F). Total amounts paid to Good Times per the management services agreement were $49,000 and $50,000 in fiscal years 2014 and 2013, respectively.

The Company also has an agreement with FS Food Group, LLC (“FSFG”) to provide general management services as well as accounting and administrative services for all other Bad Daddy’s consolidated subsidiaries. FSFG is a related party to Bad Daddy’s due to the fact that a certain member has ownership interests in both companies. Total amounts paid to FSFG for management services were $396,310 and $387,215 for fiscal years 2014 and 2013, respectively.

F.            NON-CONTROLLING INTERESTS

On April 15, 2013, Good Times executed a Subscription Agreement for the purchase of 4,800 Class A Units of BDFD from its members, representing a 48% non-controlling voting membership interest in BDFD, for the aggregate subscription price of $750,000.  The subscription price was payable in two equal installments, the first $375,000 installment was paid on the date of execution of the Subscription Agreement, and the remaining $375,000 installment was paid in December 2013.

G.            INVESTMENT IN AFFILIATE

The Company owns a 25.78% membership interest in Bad Daddy’s Burger Bar of Winston Salem, LLC (“BDWS”).  The Company accounts for this investment using the equity method. For fiscal 2014 and fiscal 2013 the Company recorded net income of $10,617 and a net loss of $98,693, respectively, for its share of BDWS’s operating results.  The carrying value at December 28, 2014 and December 29, 2013 was $234,175 and $210,667, respectively, which is represented as Investment in affiliate in the accompanying consolidated balance sheets.

H.            MAJOR VENDOR

Costs of sales include purchases from a single vendor totaling approximately $2,171,400 and $1,701,400 for the fiscal years 2014 and 2013, respectively, representing 51% and 53% of total food and packaging costs.  In the event of an interruption of supply from the vendor, similar materials could be purchased with minimal lead time from a variety of different sources at similar trade terms.

I.              DATE OF MANAGEMENTS REVIEW

Subsequent events have been evaluated through April 22, 2015, the date the financial statements were available to be issued.  The managing member has determined that none of the events occurring after the date of the balance sheet through the date of management’s review substantially affect the amounts and disclosures in the accompanying financial statements.